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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                          Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 11, 1999

                             TRAK AUTO CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                             52-1281465
      (State of incorporation)                        (IRS Employer Identification No.)

            0-12202
      (Commission File No.)


            3300 75th Avenue, Landover, Maryland                  20785
            (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (301) 226-1200




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ITEM 5.     OTHER EVENTS

            Trak Auto Corporation, a Delaware corporation ("Trak"), HalArt, L.L.C., a Michigan limited liability company ("HalArt"), and HalArt (Delaware), Inc., a Delaware corporation and wholly owned subsidiary of HalArt ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of March 11, 1999 (the "Merger Agreement").

            The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 2.1 and 99.1 respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

            The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Trak (the "Merger"), whereupon Trak will become a wholly-owned subsidiary of HalArt. In the Merger, each share of common stock, par value $0.01 per share, of Trak that is issued and outstanding prior to the effective time of the Merger (other than shares owned by Trak, HalArt, Merger Sub or any other subsidiary of HalArt and other than shares held by any dissenting stockholders) shall be converted into the right to receive, without interest, an amount in cash equal to $9.00.

            The Merger is subject to various closing conditions, including, without limitation, the approval and adoption of the Merger Agreement and the Merger by Trak's stockholders and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits

Exhibit 2.1 Agreement and Plan of Merger, dated as of March 11, 1999, by and among Trak Auto Corporation, HalArt, L.L.C. and HalArt (Delaware), Inc.

Exhibit 99.1   Press Release of Trak Auto Corporation dated March 12,
1999.

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                                   SIGNATURES


Under the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRAK AUTO CORPORATION


                                          By:  /s/  R. Keith Green
                                               ------------------------
                                          R. Keith Green
                                          President


Date:       March 17, 1999

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                                 EXHIBIT INDEX

Exhibit No.                       Description

2.1 Agreement and Plan of Merger, dated as of March 11, 1999, by and among Trak Auto Corporation, HalArt, L.L.C. and HalArt (Delaware), Inc.

99.1        Press Release of Trak Auto Corporation, dated March 12, 1999.



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